EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197887) and on Form F-3 (No. 333-202456) of uniQure N.V. of our report dated April 4, 2016 relating to the financial statements of uniQure N.V., which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Accountants N.V.

R.M.N. Admiraal RA

Amsterdam, The Netherlands

April 4, 2016